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                                                                EXHIBIT (a)(20)

                                ING EQUITY TRUST

                    AMENDED ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                             EFFECTIVE JUNE 15, 2004

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to establish Class O shares for ING Financial Services Fund and ING Real Estate Fund, as follows:

A. Paragraph 2 of the Establishment and Designation of Series and Classes, dated July 10, 2002, is hereby amended as follows:

      1.    The Classes of the Fund shall be designated as follows:

            ING Financial Services Fund:
                      ING Financial Services Fund Class A;
                      ING Financial Services Fund Class B;
                      ING Financial Services Fund Class C;
                      ING Financial Services Fund Class O; and
                      ING Financial Services Fund Class Q;

B. Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 11, 2002, is hereby amended as follows:

      1. The Fund shall be designated ING Real Estate Fund. The Classes thereof shall be designated as follows: ING Real Estate Fund Class A, ING Real Estate Fund Class B, ING Real Estate Fund Class C, ING Real Estate Fund Class I, ING Real Estate Fund Class O and ING Real Estate Fund Class Q.

IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.

/s/ Paul S. Doherty
-------------------                             _____________________________
Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee

/s/ J. Michael Earley                           /s/ Blaine E. Rieke
---------------------                           -------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee

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/s/ R. Barbara Gitenstein                       /s/ John G. Turner
-------------------------                       ------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee

                                                /s/ Roger B. Vincent
_________________________                       --------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee

                                                /s/ Richard A. Wedemeyer
_______________________________                 ------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
---------------
Jock Patton, as Trustee